UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2017

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Offering of Senior Notes

On May 15, 2017, International Flavors & Fragrances Inc. (the “Company”) priced an offering (the “Offering”) of $500,000,000 in aggregate principal amount of 4.375% senior notes due 2047 (the “Notes”). In connection with the Offering, the Company entered into an underwriting agreement, dated May 15, 2017 (the “Underwriting Agreement”), with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”). The Notes were offered in a registered public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-209889) filed with the Securities and Exchange Commission on March 2, 2016.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company in the ordinary course of their respective businesses, for which they received or will receive customary fees and expenses. Certain affiliates of the underwriters are lenders under the Company’s amended and restated credit agreement.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement filed as Exhibit 1.1 to this Report and incorporated herein by reference.

The Offering closed on May 18, 2017, and the Notes were issued pursuant to a supplemental indenture (the “Second Supplemental Indenture”) between the Company and U.S. Bank National Association, as trustee, to the indenture, dated as of March 2, 2016 (the “Base Indenture” and, together with the Second Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The Notes will bear interest at a rate of 4.375% per annum, with interest payable semi-annually on June 1 and December 1 of each year, commencing on December 1, 2017. The Notes will mature on June 1, 2047.

Upon 30 days’ notice to holders of the Notes, the Company may redeem the Notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at redemption prices that include accrued and unpaid interest and a make-whole premium, as specified in the Indenture. However, no make-whole premium will be paid for redemptions of the Notes on or after December 1, 2046. The Indenture provides for customary events of default and contains certain negative covenants that limit the ability of the Company and its subsidiaries to grant liens on assets, or to enter into sale-leaseback transactions. In addition, subject to certain limitations, in the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of the Notes below investment grade rating by both Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services within a specified time period, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

The description of the Indenture and the Notes contained herein is qualified in its entirety by reference to the Second Supplemental Indenture (including the form of Notes) filed as Exhibit 4.7 to this Report and the Base Indenture filed as Exhibit 4.1 to the Company’s registration statement on Form S-3 (File No. 333-209889), filed on March 2, 2016, in each case incorporated herein by reference. Greenberg Traurig, LLP, counsel to the Company, has issued an opinion dated May 18, 2017 regarding the legality of the Notes. A copy of the opinion is filed as Exhibit 5.1 to this Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 15, 2017, by and among International Flavors & Fragrances Inc. and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

4.4	Indenture, dated as of March 2, 2016, among International Flavors & Fragrances Inc. and U.S. Bank National Association, as trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s registration statement on Form S-3 (File No. 333-209889), filed on March 2, 2016.

4.7	Second Supplemental Indenture, dated as of May 18, 2017, among International Flavors & Fragrances Inc. and U.S. Bank National Association, as trustee (including the form of Notes).

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Richard A. O’Leary
	Name:	Richard A. O’Leary
	Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
	Date:	May 18, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 15, 2017, by and among International Flavors & Fragrances Inc. and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

4.7	Second Supplemental Indenture, dated as of May 18, 2017, among International Flavors & Fragrances Inc. and U.S. Bank National Association, as trustee (including the form of Notes).

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)